As filed with the Securities and Exchange Commission on January 7, 2005

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 30, 2004

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

ITEM 8.01. OTHER EVENTS.

The following disclosure supplements the disclosure regarding Paul J. Miller v. Bank of America, N.A. made by Bank of America Corporation (the “Registrant”) in previous filings under the Securities Exchange Act of 1934.

On December 30, 2004, the trial court issued its final ruling on the two claims tried to the court at the conclusion of the February 2004 jury trial, ruling on both claims against Bank of America, N.A. (the “Bank”), a wholly-owned subsidiary of the Registrant. The final ruling awards the plaintiff class restitution in the amount of $284 million, plus interest and attorneys’ fees. The final ruling also concludes that any class member whose account was wrongfully debited suffered substantial emotional or economic harm and is entitled to an additional $1,000 penalty, and includes injunctive relief which is temporarily stayed.

Once the jury verdict and final decision are entered as a judgment, the Bank will appeal and move to stay the injunction pending appeal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Teresa M. Brenner
Teresa M. Brenner
Associate General Counsel

Dated: January 7, 2005